                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [_]

Filed by a Party other than the Registrant [X]

Check the appropriate box:
[X]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                            GRC INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                           CILLUFFO ASSOCIATES, L.P.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):
[X]  No fee required
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     (5)  Total fee paid:

          ----------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
     (3)  Filing Party:

          ----------------------------------------------------------------------
     (4)  Date Filed:

          ----------------------------------------------------------------------

PRELIMINARY COPY                                               August 16, 1999

                                PROXY STATEMENT
                          OF CILLUFFO ASSOCIATES, L.P.
                             IN CONNECTION WITH THE
                      1999 ANNUAL MEETING OF STOCKHOLDERS
                           OF GRC INTERNATIONAL, INC.

  This Proxy Statement is being furnished to stockholders of GRC International, Inc. ("GRCI" or the "Company") in connection with a solicitation by Cilluffo Associates, L.P. ("Cilluffo Associates") and the other Participants described below under "Certain Information Concerning Participants in the Solicitation." Cilluffo Associates believes that Cilluffo Associates and the other Participants (together, "we" or the "Cilluffo Associates Group") collectively currently constitute the largest holders of shares ("Shares") of the Company's common stock, par value $.10 per share ("Common Stock"). The Cilluffo Associates Group owns, in the aggregate, 17.1% of the Company's outstanding Shares. This Proxy Statement is for use at the 1999 Annual Meeting of Stockholders of the Company and at any adjournments thereof (the "1999 Annual Meeting"). According to
Section 2 of Article II of the Company's Bylaws (the "Bylaws"), an annual meeting of stockholders shall be held on the first Thursday of November (i.e., November 4, 1999) at 1:30 p.m. In the event the 1999 Annual Meeting is not held on such date, such Bylaw states that the Company's Board of Directors (the "Board") shall cause a meeting in lieu thereof to be held as soon thereafter as is convenient. The Company has not yet announced the date, time, place or the record date (the "Record Date") of the 1999 Annual Meeting, but the Cilluffo Associates Group expects that the Company will provide such information in due course. Only stockholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the 1999 Annual Meeting.

  NO PROXY CARD FOR USE AT THE 1999 ANNUAL MEETING IS INCLUDED WITH THIS PROXY STATEMENT BUT ONE WILL BE PROVIDED BY CILLUFFO ASSOCIATES AFTER THE COMPANY NOTIFIES STOCKHOLDERS OF THE RECORD DATE AND MATTERS TO BE VOTED UPON AT THE 1999 ANNUAL MEETING OR AT AN EARLIER DATE IF CILLUFFO ASSOCIATES DEEMS IT APPROPRIATE. Any stockholder who executes and delivers such a proxy will have the right to revoke it at any time before it is exercised, by filing with Cilluffo Associates, L.P., c/o MacKenzie Partners, Inc., the firm assisting Cilluffo Associates in this solicitation, at 156 Fifth Avenue, New York, New York 10010, or with the Secretary of the Company at its principal executive offices at 1900 Gallows Road, Vienna, Virginia 22182, an instrument revoking it or a duly executed proxy bearing a later date or by appearing in person and voting at the 1999 Annual Meeting.

  This Proxy Statement is first being sent or given to one or more stockholders on or about August [___], 1999. The Company has reported in the proxy statement relating to the Annual Meeting of Stockholders held on November 5, 1998 (the "1998 Annual Meeting") that, as of September 18, 1998, the record date for such meeting, the Company's outstanding voting securities consisted of 10,216,563 Shares. According to the Company's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 1999, there were 10,245,571 Shares outstanding on April 30, 1999 and, unless otherwise indicated, references herein to the percentage of outstanding Shares owned by any person were computed based upon such number of outstanding Shares. Each Share is entitled to one vote, except that each stockholder is entitled to cumulate his or her votes in electing directors. Under cumulative voting, each stockholder is entitled to the number of votes to which such stockholder's Shares would normally be entitled, multiplied by the number of directors to be elected. A stockholder then may cast all of such votes for a single candidate or may allocate them among as many candidates as the stockholder may choose.

                                  THE PROPOSAL

  As more fully discussed below, Cilluffo Associates is soliciting proxies in connection with the 1999 Annual Meeting for the election of Neal B. Freeman, Richard N. Perle and Guy P. Wyser-Pratte (collectively, the "Cilluffo Associates Nominees") as directors of the Company. The proposed election of the Cilluffo Associates Nominees is referred to herein as the "Proposal."

                       PROPOSAL FOR ELECTION OF DIRECTORS

  Cilluffo Associates is soliciting the proxies of stockholders for the election of the Cilluffo Associates Nominees as directors of the company at the 1999 Annual Meeting, to serve until their successors are duly elected and qualified.

  On August 5, 1999, Cilluffo Associates provided written notice to the Company of its intent to nominate the Cilluffo Associates Nominees for election to the Board. Such notice was provided pursuant to Section 4 of Article III of the Company's Bylaws, which sets forth certain requirements for stockholders intending to nominate candidates for election to the Board, including, in general, the requirement that a notice containing specified information be submitted to the Secretary of the Company not less than 10 and not more than 120 days prior to any meeting of stockholders called for the purpose of electing directors. For information concerning the Cilluffo Associates Nominees, see "The Cilluffo Associates Nominees" below.

  In accordance with the Company's Certificate of Incorporation and Bylaws and the Delaware General Corporation Law, the Company's Board of Directors is to consist of not less than seven (7) nor more than fourteen (14) directors, as may be determined by resolution adopted by a majority of the entire Board. The directors are to be divided into three classes as nearly equal in number as possible. At each annual meeting of stockholders, members of one of the classes, on a rotating basis, are elected for a three-year term. The Company's proxy statement in connection with the 1998 Annual Meeting of Stockholders (the "1998 Proxy Statement") contemplated a Board comprised of seven (7) directors, three
(3) of whom have the terms that expire in 1999. A Company press release dated April 12, 1999 announced the election of a director to a new seat on the Board. A Company press release dated August 6, 1999 announced that another director will be nominated. Cilluffo Associates believes, based on the Company's Certificate of Incorporation and Bylaws, that the director elected in accordance with the April 12, 1999 press release and the director potentially to be added in accordance with the August 6, 1999 press release should be members of the classes whose terms expire in 2000 and 2001. According to the 1998 Proxy Statement, three (3) directors are to be elected at the 1999 Annual Meeting. The Cilluffo Associates Nominees, if elected, would serve for the term expiring in 2002. If any additional directorships are to be voted upon at the 1999 Annual Meeting, Cilluffo Associates reserves the right to nominate additional persons to fill such positions.

The Cilluffo Associates Nominees

  Each of the Cilluffo Associates Nominees has consented to serve as a director if elected. On August 5, 1999, Cilluffo Associates entered into an option agreement (the "Option Agreements") with each of the Cilluffo Associates Nominees. Pursuant to the Option Agreements, Cilluffo Associates granted each Cilluffo Associates Nominee an option (an "Option") to purchase 37,000 Shares from Cilluffo Associates for $8.25 per Share in cash beginning as of the date of the respective Option Agreement. Each Option shall expire on and shall not be exercisable after December 15, 2000.

  Cilluffo Associates granted the Options to the Cilluffo Associates Nominees in consideration for each such Cilluffo Associates Nominee's participation in, and support of, Cilluffo Associates' solicitation (the "Solicitation") of proxies in connection with the election of Directors at the 1999 Annual Meeting. The Option Agreements also provide that Cilluffo Associates will indemnify and hold harmless the Cilluffo Associates Nominees from certain liabilities that could arise out of, or result from, the service by the respective Cilluffo Associates Nominee as a nominee (including liabilities under federal securities laws). Except as described in this Proxy Statement, there are no arrangements or understandings between any such nominee and any other person pursuant to which he was selected as a Cilluffo Associates Nominee.

  The information below concerning age, principal occupation, directorships and beneficial ownership of Common Stock has been furnished by the respective Cilluffo Associates Nominees. Unless otherwise indicated, each person shown as the beneficial owner of Shares possesses sole voting and dispositive power with respect to such Shares.

Name, Business                 Present Principal Occupation and Principal            Number of Shares of     Percent of
Address and Age          Occupations During Last Five (5) Years; Directorships       Common Stock Owned     Common Stock
---------------         ------------------------------------------------------       ------------------     -------------
Neal B. Freeman          Chairman and Chief Executive Officer of The Blackwell           49,000(1)(2)           0.5%
                         Corporation, a television production and distribution
c/o The Blackwell        company, since 1981.  Director of COMSAT Corporation
Corporation              since 1983.  Vice Chairman of The Ethics and Public
P.O. Box 2169            Policy Center and a director of National Review, Inc. and
Vienna, VA 22183         Forum Network, Inc.
Age 59




Richard N. Perle         Consultant since 1994.  Resident Fellow, the American           37,200(1)(3)           0.4%
                         Enterprise Institute's Commission on Future Defenses,
5 Grafton Street         since 1987.  Assistant Secretary of Defense for
Chevy Chase, MD          International Security Policy of the U.S. Department of
20815                    Defense from 1981 until 1987.  Chairman of Hollinger
Age 57                   Digital, Inc. and a director of Hollinger International,
                         Inc., Jerusalem Post, Geobiotics, American Interactive
                         Media, Inc., AppNet Systems, Inc. and Morgan Crucible,
                         PLC.

Name, Business                 Present Principal Occupation and Principal            Number of Shares of     Percent of
Address and Age          Occupations During Last Five (5) Years; Directorships       Common Stock Owned     Common Stock
---------------          -----------------------------------------------------       ------------------    -------------
Guy P. Wyser-Pratte      President of the investment management firms Wyser-             37,000(1)              0.4%
                         Pratte & Co., Inc. and Wyser-Pratte Management Co.,
c/o Wyser-Pratte &       Inc. since 1994.  Director of COMSAT Corporation since
Co., Inc. and Wyser-     August 1997.  Director of The Eureka (US$) Fund, The
Pratte Management        Eureka (DM) Fund and the International Rescue Committee,
Co., Inc.                a non-governmental international refugee organization,
63 Wall Street           a member of the Council on Foreign Relations and a
New York,  New           trustee of the U.S. Marine Corps University Foundation.
York 10005
Age 59

(1) Includes 37,000 Shares that are subject to the respective Option described under "The Cilluffo Associates Nominees" above.

(2)  Includes 12,000 Shares held directly.

(3)  Includes 200 Shares held directly.

  All transactions in securities of the Company engaged in by any proposed Cilluffo Associates Nominee herein during the past two years are summarized in Appendix A.

Reasons for Nomination of the Cilluffo Associates Nominees

Cilluffo Associates is and has been for many years a long-term and major stockholder of the Company. We began purchasing shares of the Company's Common Stock in 1989. One of our Managing Partners, General Meyer, served on the Board from 1992 to 1998. Mr. Cilluffo, our other Managing Partner, has been a member of the Board since 1996. We believe that our ownership of approximately
1.7 million Shares makes us the Company's largest stockholder.

The successful management of the Company is of the utmost importance to us. We believe, and have believed for many years, that there is great value in the Company, its technologies and its employees. However, we also believe that such value is not appropriately reflected in the Company's stock market price, and we have become increasingly concerned. Based on the Company's own calculation of cumulative total stockholder return in the Company's 1998 Proxy Statement, a $100 investment made on June 30, 1993 in the S&P 500 Index and the S&P Technology - 500 grew to $282 and $429, respectively, by June 30, 1998. IN CONTRAST, A $100 INVESTMENT IN THE COMPANY MADE ON JUNE 30, 1993 ROSE TO ONLY $174 BY JUNE 30, 1998.

Cilluffo Associates has nominated additional candidates to the Board in order to obtain a better understanding of the problems and opportunities facing our Company and, most importantly, to have a more influential voice in addressing them. Cilluffo Associates is nominating these individuals because of their backgrounds and relevant business experience. In the opinion of Cilluffo Associates, each of the nominees will bring a wealth of relevant knowledge and experience to bear upon the management of the Company based upon their respective business, government and investment backgrounds.

Cilluffo Associates is particularly focused on identifying methods to enhance the Company's return on sales and operating margins and otherwise to enhance stockholder value. Cilluffo Associates is concerned that the Board and management have a stated goal of seeking acquisitions and that such acquisitions might be dilutive and not accretive to stockholder value. Cilluffo Associates is concerned that there could be substantial business risks involved in acquisitions. First, there is the risk of a failure to understand or evaluate fully all material aspects of an acquisition. Second, there are significant business risks and uncertainties associated with the merging and absorption of an acquisition into the existing business of GRCI. Consequently, Cilluffo Associates believes that material acquisitions should be submitted to the stockholders for approval. For this purpose, Cilluffo Associates would define "material" as 5% or more of the outstanding equity of GRCI prior to the acquisition. Accordingly, Cilluffo Associates would support special stockholder meetings, as necessary, to seek possible approval of any such proposed acquisition.

Cilluffo Associates has also been concerned about matters concerning the corporate governance of the Company. Cilluffo Associates believes that election of the Cilluffo Associates Nominees will significantly enhance the independence of the Board and thereby in and of itself improve corporate governance. In addition, at the annual stockholder meeting of November 5, 1998, two non-binding stockholder proposals affecting important corporate governance matters were submitted and approved by stockholders which held greater than a majority of the Shares that were voted. The two proposals were (1) termination of the shareholder rights plan ("poison pill") and (2) declassification of the Board. The Board subsequently voted to terminate the poison pill as of August 31, 2000, but reserved the right to implement a new poison pill without shareholder approval. Thus, the Board deferred the termination of the existing poison pill and, directly contrary to the shareholder proposal, reserved the right to implement a new poison pill without shareholder approval.

The Board flatly rejected the proposal to declassify the Board, asserting a belief that a classified structure is important to its U.S. government customers. Cilluffo Associates is unaware of any such U.S. government policy regarding this issue.

In addition, the Company stated in a press release of May 20, 1999 that it had been "advised that the classified board would be extremely difficult to eliminate due to the eighty percent supermajority voting requirement contained in the company's charter." While Cilluffo Associates acknowledges that attaining the eighty-percent requirement might be difficult, Cilluffo Associates believes that the vote by the stockholders at the last annual stockholders meeting deserves to be respected. Accordingly, Cilluffo Associates believes that the Board should submit to a stockholders' vote an amendment to the Certificate of Incorporation declassifying the Board. Cilluffo Associates also believes the Board should recommend its approval.

BY RUNNING OUR OWN SLATE OF NOMINEES, WE BELIEVE WE ARE GIVING STOCKHOLDERS A CHOICE. IF YOU - LIKE US - ARE NOT SATISFIED AND BELIEVE THAT THE COMPANY WOULD BENEFIT BY HAVING NOMINEES

SELECTED BY THE COMPANY'S LARGEST STOCKHOLDER SERVE ON THE BOARD, WE URGE YOU TO SUPPORT OUR NOMINEES.

                               QUORUM AND VOTING

     The proxy statement to be furnished by the Company to stockholders in connection with the 1999 Annual Meeting (the "GRCI Proxy Statement") is required to provide information about the number of Shares outstanding and entitled to vote on the Record Date, and reference is made thereto for such information.

     The presence in person or by proxy of the holders of a majority of the Shares entitled to vote thereat are necessary to constitute a quorum at the 1999 Annual Meeting. If a quorum is not present or represented by proxy, the stockholders entitled to vote, present or represented by proxy, have the power to adjourn the 1999 Annual Meeting from time to time without notice other than an announcement at the meeting at which such adjournment is taken (unless such meeting adjourned for 30 days or more) until the requisite amount of Shares shall be present.

     Each holder of a Share is entitled to one vote for each Share held, except that cumulative voting will apply in the election of directors. In the election of directors under cumulative voting, each stockholder is entitled to the number of votes to which such stockholder's Shares would normally be entitled, multiplied by the number of directors to be elected. A stockholder may then cast all of such votes for a single candidate or may allocate them among as many candidates as the stockholder may choose. Directors will be elected by a plurality of the votes cast by stockholders at the 1999 Annual Meeting. Votes not cast at the 1999 Annual Meeting because authority to vote for nominees is withheld and as a result of broker non-votes will not affect the outcome of the election of directors.

     The Cilluffo Associates Group intends to vote all of its Shares, and those for which the Cilluffo Associates Group proxy holders (the "Cilluffo Proxy Holders") are given proxies, FOR the election of the Cilluffo Associates Nominees. The Cilluffo Associates Group intend to cumulate their votes, and those for which the Cilluffo Proxy Holders are given proxies, in such a manner as to obtain the maximum representation on the Board.

     Unless otherwise indicated by a stockholder, the granting of a proxy to the Cilluffo Proxy Holders will give the Cilluffo Proxy Holders discretionary authority to cumulate all votes to which the stockholder is entitled and to allocate them in favor of any or all of the Cilluffo Associates Nominees as Cilluffo Associates may determine. The effect of cumulation and voting in accordance with that discretionary authority may be to offset the effect of a stockholder's having withheld authority to vote for one of the Cilluffo Associates Nominees because the Cilluffo Proxy Holders will be able to allocate votes of stockholders who have not withheld authority to vote in any manner they determine among such nominees. If a stockholder desires specifically to allocate votes among the Cilluffo Associates Nominees, the stockholder should so specify on the Cilluffo Associates Group proxy card (the "Cilluffo Proxy Card") when it is provided.

              OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

     Mr. Cilluffo, in his capacity as a director, may be aware or may become aware of matters which might be under consideration for presentation for a vote of stockholders at the 1999 Annual Meeting. However, the only matter that the Cilluffo Associates Group knows will be presented for a vote is the election of directors, which is required by the Bylaws. If any other matter properly comes before the 1999 Annual Meeting, the Cilluffo Proxy Holders will have discretionary authority to vote all Shares covered by such proxies in accordance with their best judgment with respect to such matter, unless they are directed by a proxy to do otherwise.

    While matters presented at the 1998 Annual Meeting included (i) election of directors, (ii) ratification of public accountants, (iii) a shareholder proposal to declassify the Board, (iv) a shareholder proposal to terminate the Shareholder Rights Plan, and (v) consideration of other matters which properly came before the meeting, any of which may be presented at the 1999 Annual Meeting, the Cilluffo Associates Group does not know of any matters to be presented for a vote of stockholders at the 1999 Annual Meeting other than the election of directors.

                                PROXY PROCEDURES

     The Shares represented by each Cilluffo Proxy Card which is properly executed and returned in time to be filed with the Secretary of the Company will be voted at the 1999 Annual Meeting in accordance with the instructions marked thereon. Executed but unmarked Cilluffo Proxy Cards will be voted FOR the election of the Cilluffo Associates Nominees as directors.

     In order for your views on the above described Proposal to be represented at the 1999 Annual Meeting, when you receive the Cilluffo Proxy Card, please mark, sign and date it and return it to Cilluffo Associates, L.P., c/o MacKenzie Partners, Inc, at 156 Fifth Avenue, New York, New York 10010, in the envelope with which it will be enclosed, in time to be voted at the 1999 Annual Meeting. Execution of the Cilluffo Proxy Card will not affect your right to attend the 1999 Annual Meeting and to vote in person. Any proxy (including a proxy given to GRCI) may be revoked at any time before it is voted by (a) submitting a duly executed new proxy bearing a later date, (b) attending and voting in person at the particular meeting or (c) at any time before a previously executed proxy is voted, giving written notice of revocation to either (i) Cilluffo Associates, L.P., c/o MacKenzie Partners, Inc, at 156 Fifth Avenue, New York, New York 10010, or (ii) the Secretary of the Company at 1900 Gallows Road, Vienna, Virginia 22182. Cilluffo Associates Group requests that a copy of any revocation sent to GRCI also be sent to Cilluffo Associates, L.P., c/o MacKenzie Partners at the above address. Merely attending the 1999 Annual Meeting will not revoke any previous proxy which has been duly executed by you. The Cilluffo Proxy Card that will be furnished to you by Cilluffo Associates, if properly executed and delivered, will revoke all prior proxies. Only your latest dated proxy for the 1999 Annual Meeting will count.

     Only holders of record as of the close of business on the Record Date will be entitled to vote. If you are a stockholder of record on the Record Date, you will retain your voting rights for the 1999 Annual Meeting. Accordingly, it is important that you vote the Shares held by you on the Record Date, or grant a proxy to vote such Shares on the Cilluffo Proxy Card, even if you sell such Shares after the Record Date.

     IF ANY OF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, BANK NOMINEE OR OTHER INSTITUTION ON THE RECORD DATE, ONLY IT CAN VOTE SUCH SHARES AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. ACCORDINGLY, PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT THAT PERSON TO EXECUTE ON YOUR BEHALF THE CILLUFFO PROXY CARD.

     The Cilluffo Associates Group URGES YOU TO MARK, SIGN, DATE AND RETURN THE CILLUFFO PROXY CARD when it is provided to you. No postage will be required for mailing within the United States.


        CERTAIN INFORMATION CONCERNING PARTICIPANTS IN THE SOLICITATION

     Information concerning Cilluffo Associates, Frank J. A. Cilluffo, Neal B. Freeman, General Edward C. Meyer (Ret.), Richard N. Perle and Guy P. Wyser-Pratte (collectively, the "Participants"), who each could be deemed to be "participants in the solicitation" as defined in the proxy rules promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and their affiliates and associates, is set forth on Appendix A hereto.

     Cilluffo Associates and Messrs. Cilluffo, Freeman, Perle and Wyser-Pratte and General Meyer intend to vote any Shares they now own or may acquire in favor of the Cilluffo Associates Nominees.

     In connection with requests by certain partners of Cilluffo Associates to withdraw all or a portion of such partners' capital investment in Cilluffo Associates, in accordance with the terms of its partnership agreement, Cilluffo Associates designated the Shares as a security subject to withholding by Cilluffo Associates. As a result of such designation, under the terms of the partnership agreement, Cilluffo Associates is generally not required to distribute the underlying Shares or any cash or other capital with respect thereto prior to December 31, 2000. However, such distribution could occur earlier in the event that the business of Cilluffo Associates is earlier terminated, the ownership of the Shares is no longer reportable on Schedule 13D, or the Managing Partners otherwise determine.


                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

     The following table presents, as of July 31, 1998, based solely (except as otherwise described herein) on information contained in the 1998 Proxy Statement, the Shares and percentages of Shares beneficially owned by the Company's principal stockholders, directors, nominees, highest paid executive officers, and by all directors and executive officers as a group, as of July 31, 1998, unless another date is indicated. The information with respect to members of the Cilluffo Associates Group has been provided by the members thereof as of August 5, 1999. Unless otherwise indicated, each person shown as the beneficial owner of Shares possesses sole voting and dispositive power with respect to such Shares.

                                          Number of Shares            % of Class
                                          ----------------            ----------
Edward C. Meyer                           1,734,966 (1)                  16.9%
Frank J. A. Cilluffo                      1,720,787 (2)(1)(14)           16.8%
Cilluffo Associates, L.P.                 1,708,000 (3)(1)               16.7%
Jim Roth                                    268,406 (4)                   2.6%
Joseph R. Wright, Jr.                       190,152 (5)(14)               1.8%
Peter A. Cohen                              118,160 (6)(14)               1.2%
Gary L. Denman                               71,880 (7)(14)               0.7%
Ronald B. Alexander                          50,162 (8)                   0.5%
Thomas E. McCabe                             30,938 (9)                   0.3%
James. L. Selsor                             18,985 (10)                  0.2%
Leslie B. Disharoon                          15,000 (14)                  0.1%

                                                     Number of Shares           % of Class
                                                     ----------------           ----------
Charles H. P. Duell                                     11,071 (11)(14)          0.1%
Michael G. Stolarik                                     10,691                   0.1%
Herbert Rabin                                            7,916 (12)              0.1%
H. Furlong Baldwin                                       6,000 (14)              0.1%
George R. Packard                                        5,135 (13)              0.1%
E. Kirby Warren                                          1,500                   0.0%
Leon E. Salomon                                            288 (14)(16)          0.0%
All Directors & Executive Officers (17 persons)      2,553,749                  23.6% (15)

     (1) Includes 1,708,000 Shares owned by Cilluffo Associates, L.P., of which General Meyer is a managing general partner. General Meyer shares voting and dispositive power as to these Shares with Cilluffo Associates and its other managing general partner. Also includes 26,966 Shares, which may be acquired by General Meyer in his own right upon exercise of options exercisable within 60 days. As described in "The Cilluffo Associates Nominees" above, Cilluffo Associates has granted Options with respect to an aggregate of 111,000 Shares to the Cilluffo Associates Nominees.

     (2) Includes 1,708,000 Shares owned by Cilluffo Associates, L.P., of which Mr. Cilluffo is a managing general partner. Mr. Cilluffo shares voting and dispositive power as to these Shares with Cilluffo Associates and its other managing general partner. Also includes 12,787 Shares owned by Mr. Cilluffo individually.

     (3) Shares beneficially owned by Cilluffo Associates, L.P. and its managing general partners, Frank J. A. Cilluffo and General Meyer. See note (1) above.

     (4) Includes 172,941 Shares subject to options exercisable within 60 days, 89,113 Shares with shared voting and dispositive power, 5,968 Shares in the Company's Employee Stock Purchase Plan, and 384 Shares in the Company's Deferred Income Plan.

     (5) Includes 164,152 Shares subject to options exercisable within 60 days and 1,000 Shares owned by Mr. Wright's wife.

     (6) Includes 75,000 Shares subject to options exercisable within 60 days and 22,000 Shares held by family members not in Mr. Cohen's household, for which shares Mr. Cohen has investment discretion.

     (7) Includes 67,838 Shares subject to options exercisable within 60 days, 3,869 Shares in the Company's Employee Stock Purchase Plan and 173 Shares in the Company's Deferred Income Plan.

     (8) Includes 50,000 Shares subject to options exercisable within 60 days and 162 Shares in the Company's Deferred Income Plan.

     (9) Includes 30,553 Shares subject to options exercisable within 60 days, 1 Share in the Company's Employee Stock Purchase Plan and 384 Shares in the Company's Deferred Income Plan.

    (10)  Includes 10,335 Shares subject to options exercisable within 60 days.

    (11) Includes 3,000 Shares owned by a general partnership. Mr. Duell disclaims beneficial ownership of such Shares except to the extent of his pecuniary interest therein.

    (12)  Represents Shares subject to options exercisable within 60 days.

    (13)  Includes 4,785 Shares subject to options exercisable within 60 days.

    (14)  Current director of the Company.

    (15) The sum of the number of Shares outstanding as of September 18, 1998, as set forth in the 1998 Proxy Statement, plus the number of Shares subject to options exercisable within 60 days held by directors and executive officers as set forth above, serves as the denominator for the calculation of the percentage owned by directors and executive officers as a group.

    (16)  As reported in a Form 5 filed August 4, 1999.

                           CERTAIN OTHER INFORMATION

     Information concerning the date, time and exact location of the 1999 Annual Meeting, certain information concerning the Company's management, the procedures for submitting proposals for consideration at the 2000 Annual Meeting of Stockholders of the Company and certain other matters concerning the Company and the 1999 Annual Meeting is or will be contained in the GRCI Proxy Statement and is incorporated herein by reference.

     Certain information in this Proxy Statement is taken from the 1998 Proxy Statement, from other documents filed with the Securities and Exchange Commission and from Company press releases. Cilluffo Associates assumes no responsibility for the accuracy or completeness of such information.

                         PROXY SOLICITATION; EXPENSES

     Proxies may be solicited by Cilluffo Associates, partners and employees of Cilluffo Associates, and by the other Participants by mail and other courier services, telephone, telecopier, the Internet and personal solicitation. Regular employees of Cilluffo Associates and its affiliates may be used to solicit proxies and, if used, will not receive additional compensation for such efforts. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the solicitation material of the Cilluffo Associates Group to their customers for whom they hold Shares, and Cilluffo Associates will reimburse them for their reasonable out-of-pocket expenses.

     Cilluffo Associates has retained MacKenzie Partners, Inc. ("MacKenzie Partners") for solicitation and advisory services in connection with the solicitation. For the successful completion of the Solicitation, MacKenzie Partners is to receive a fee estimated not to exceed $50,000 plus out-of-pocket expenses estimated not to exceed $25,000. Cilluffo Associates has also agreed to indemnify MacKenzie Partners against certain liabilities and expenses, including liabilities and expenses under the federal securities laws. MacKenzie Partners will solicit proxies for the 1999 Annual Meeting from individuals, brokers, banks, bank nominees and other institutional holders. It is anticipated that MacKenzie Partners will employ approximately [___] persons to solicit votes from stockholders for the 1999 Annual Meeting.

     The entire expense of preparing, assembling, printing and mailing this Proxy Statement and related materials, and the cost of soliciting proxies for the proposal endorsed by the Cilluffo Associates Group, will be borne by Cilluffo Associates. Cilluffo Associates estimates such expenses to be [$__________] (including professional fees and expenses, but excluding any costs represented by salaries and wages of regular employees of Cilluffo Associates and its affiliates and the costs to Cilluffo Associates of granting the Options). The total expenditures to date have been approximately [$________], paid by Cilluffo Associates. Cilluffo Associates does not intend to seek reimbursement from the Company for Cilluffo Associates' expenses.

             STOCKHOLDERS' PROPOSALS IN COMPANY'S PROXY STATEMENT

     Pursuant to Rule 14a-8(e)(2) under the Exchange Act, any proposal by a stockholder at the Annual Meeting to be included in the Company's proxy Statement must be received in writing at the Company's principal executive offices not less than 120 calendar days in advance of the date of the company's proxy statement released to security holders in connection with its 1998 Annual Meeting of Stockholders. Accordingly, any such stockholder proposal should have been so received by the Company no later than June 8, 1999.

Dated: August 16, 1999

                                       Sincerely,

                                       Your Fellow Stockholder,

                                       CILLUFFO ASSOCIATES, L.P.

                                  APPENDIX A


     Information is being given herein for (i) Cilluffo Associates, L.P. ("Cilluffo Associates"), (ii) Neal B. Freeman ("Mr. Freeman"), a natural person and nominee for the Board, (iii) Richard N. Perle ("Mr. Perle"), a natural person and nominee for the Board, (iv) Guy P. Wyser-Pratte ("Mr. Wyser-Pratte"), a natural person and nominee for the Board, (v) Frank J. A. Cilluffo ("Mr. Cilluffo"), a natural person, a managing general partner of Cilluffo Associates and a director of the Company, and (vi) General Edward C. Meyer (Ret.) ("General Meyer"), a natural person and a managing general partner of Cilluffo Associates, and (vii) the associates and affiliates of each of the foregoing.

     Cilluffo Associates is a Delaware limited partnership. Its principal business is investing in securities for its own account. Its address is 160 Broadway, East Building, New York, New York 10038. The Shares owned by Cilluffo Associates were purchased in accounts which hold other securities and may have been subject to ordinary course margin indebtedness from time-to-time. There was no margin indebtedness attributable to the Shares as of August [__],1999. The partnership agreement of Cilluffo Associates contains provisions whereby Mr. Cilluffo and General Meyer, as its general partners, may receive a general partner's allocation of profits, if any, derived from the partnership's investments.

     The present principal occupation of Mr. Cilluffo is participating in the management of Cilluffo Associates as a managing partner. Mr. Cilluffo's business address is 181 Pleasant Street, Portsmouth, NH 03801.

     General Meyer serves as Chairman of Mitretek Systems, an information technology company. Mitretek Systems' address, and General Meyer's business address, is 7525 Colshire Dr., McLean, Virginia 22102. General Meyer is also a managing partner of Cilluffo Associates.

     The Participants' beneficial ownership is set forth under "The Cilluffo Associates Nominees" and "Security Ownership of Directors and Management." Christian V. Cilluffo, the son of Mr. Cilluffo, owns 10,000 Shares. His address is 179 Pleasant Street, Portsmouth, NH 03801. Four Seas Partners, a partnership in which Mr. Cilluffo is a general partner, owns 28,000 shares. Its address is 181 Pleasant Street, Portsmouth, NH 03801. While Christian V. Cilluffo and Four Seas Partners are associates of Mr. Cilluffo, neither is a member of the Cilluffo Associates Group. Except as otherwise set forth herein, Participants' associates (other than associates who are themselves Participants) do not own shares.

     Although each of Cilluffo Associates, Mr. Cilluffo, General Meyer,
Mr. Freeman, Mr. Perle and Mr. Wyser-Pratte could be deemed, by virtue of Rule 13d-5(b)(1) under Exchange Act, to be the beneficial owner of the Shares owned by each other, each such party disclaims such beneficial ownership, except to the extent of their pecuniary interest therein.

     To the knowledge of the Participants, none of the Participants is, or has been within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profits, division of losses or profits, or the giving or withholding of proxies, except as set forth in the Proxy Statement (which term includes this Appendix A).

     All securities of the Company owned of record by any Participant or associate are also owned beneficially by the respective Participant or associate.

     It is anticipated that each Cilluffo Associates Nominee, upon election, will receive director's fees, consistent with the Company's past practice, for services as a director of the Company. According to the Company's 1998 Proxy Statement, non-employee directors are paid an annual retainer of $12,000 and an additional $1,000 for each Board meeting they attend, and $500 for each committee meeting they attend. Committee Chairmen are paid $800 for each committee meeting they attend. The Chairman of the Board and Vice Chairman of the Board have received additional stock option grants, and the Chairman of the Board has received a Chairman's fee in lieu of retainer and meeting fees. The Company also provides each director a $50,000 term life insurance policy. Non-employee directors may elect to forego their cash compensation in exchange for Shares, phantom Share units having the same value as Shares, or Share options. The exercise price of the options is equal to 25% of the average fair market value of the Share during the quarter in which the cash compensation would have been received. The number of options granted is determined by dividing the foregone compensation by the option "spread" at grant, which is the difference between (i) the average fair market value of the Share during the quarter, and
(ii) the exercise price of the option. The "spread" is less than the "grant date value" of the option under the Black-Scholes option pricing model. The options are immediately exercisable. They expire 3 years after a director leaves the Board, and otherwise have no fixed expiration date. The Company had a retirement plan for non-employee directors, which Cilluffo Associates believes has been terminated.

     None of the Participants and none of their associates has any arrangement or understanding with any person with respect to (i) any future employment with the Company or (ii) any future transactions to which the Company or any of its affiliates may be a party.

     The following is a summary of all transactions in Company securities by the Participants over the last two years.

               Frank J. A. Cilluffo

               DATE OF TRANSACTION      TYPE OF TRANSACTION                 NUMBER OF SHARES
               -------------------      -------------------                 ----------------
                 10/2/97                Stock Award (1)                            407
               -----------------------------------------------------------------------------
                 1/6/98                 Stock Award (1)                            351
               -----------------------------------------------------------------------------
                 4/2/98                 Stock Award (1)                            558
               -----------------------------------------------------------------------------
                 7/1/98                 Stock Award (1)                            283
               -----------------------------------------------------------------------------
                 10/1/98                Stock Award (1)                            283
               -----------------------------------------------------------------------------
                 11/13/98               Purchase                                   4,000
               -----------------------------------------------------------------------------
                 11/13/98               Purchase                                   4,000
               -----------------------------------------------------------------------------
                 1/4/99                 Stock Award (1)                            370
               -----------------------------------------------------------------------------
                 4/1/99                 Stock Award (1)                            343
               -----------------------------------------------------------------------------
                 5/1/99                 Director Stock Option Grant (3)            3,000
               -----------------------------------------------------------------------------
                 5/1/99                 Unit Acquisition (2)                       1,618
               -----------------------------------------------------------------------------
                 7/1/99                 Stock Award (1)                            330
               -----------------------------------------------------------------------------

               (1) Shares awarded in lieu of directors fees under the Company's Directors Fee Replacement Plan.

               (2) Deferred Stock Units to be settled in Common Stock after termination of Mr. Cilluffo's service as a director. Acquired in connection with the termination of the Company's Directors Retirement Plan.

               (3) 50% exercisable 2 years after grant; 75% exercisable 3 years after grant; and 100% exercisable 4 years after grant.

               Neal B. Freeman

               DATE OF TRANSACTION      TYPE OF TRANSACTION      NUMBER OF SHARES
               -------------------      -------------------      ----------------
                 6/25/98                     Sale                      2,000
               ------------------------------------------------------------------
                 9/15/98                     Purchase                  3,000
               ------------------------------------------------------------------
                 2/24/99                     Purchase                  3,000
               ------------------------------------------------------------------
                 5/27/99                     Purchase                  3,000
               ------------------------------------------------------------------
                 6/8/99                      Purchase                  3,000
               ------------------------------------------------------------------

               General Edward C. Meyer (Ret.)(1)

               DATE OF TRANSACTION      TYPE OF TRANSACTION      NUMBER OF SHARES
               -------------------      -------------------      ----------------
                    9/30/97                Option Grant               1,301
               ------------------------------------------------------------------
                    12/31/97               Option Grant               1,040
               ------------------------------------------------------------------
                    3/31/98                Option Grant               1,699
               ------------------------------------------------------------------
                    6/30/98                Option Grant               587
               ------------------------------------------------------------------
                    9/30/98                Option Grant               942
               ------------------------------------------------------------------
                    12/31/98               Option Grant               695
               ------------------------------------------------------------------

             (1) General Meyer retired as a director of the Company effective November 5, 1998.

               Richard N. Perle

               DATE OF TRANSACTION      TYPE OF TRANSACTION      NUMBER OF SHARES
               -------------------      -------------------      ----------------
                    11/25/98                 Purchase                  2,000
               ------------------------------------------------------------------
                    12/31/98                 Sale                      2,000
               ------------------------------------------------------------------
                    01/04/99                 Purchase                    200
               ------------------------------------------------------------------